Exhibit 10.16

PERSONAL LOAN TERMINATION AGREEMENT
THIS PERSONAL LOAN TERMINATION AGREEMENT (this “Termination Agreement”) is made this August 21, 2023, by and among Kevin Ryan (“Borrower”) and Better Holdco, Inc. (“Lender”) (each a “Party” and together the “Parties”).
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes (as defined below).
RECITALS
WHEREAS, Lender and Borrower entered into that Security Agreement, dated as of January 22, 2021 (the “Security Agreement”) and that Promissory Note, dated as of January 22, 2021 (the “Note”), pursuant to which Lender extended to Borrower a loan in the principal amount of $5,980,920 (the “Loan”);
WHEREAS, pursuant to Section 9 of the Note, Lender has (a) personal recourse against Borrower as to 51% of the aggregate principal amount of the Loan evidenced by the Note, which as of the date hereof is equal to $3,050,269, plus any accrued and unpaid interest thereon (the “Recourse Portion”), and (b) no personal recourse against Borrower as to any remaining additional amounts due under the Loan evidenced by the Note that exceed the Recourse Portion, which is equal to $2,930,651 as of the date hereof (the “Non-Recourse Portion”);
WHEREAS, Borrower pledged 1,182,000 shares of Lender’s common stock (the “Pledged Shares”) as collateral for the repayment of the Loan pursuant to the Security Agreement;
WHEREAS, Borrower desires to transfer and Lender desires to receive a number of Pledged Shares and apply the Fair Market Value (as defined in each Note) of such transferred Pledged Shares against Borrower’s obligations under the Note, in accordance with the terms of Section 9 of the Note sufficient to extinguish in full the Recourse Portion and Non-Recourse Portion of the Loan and Borrower and Lender acknowledge that the Fair Market Value (a) of each vested Pledged Share is $6.21 per share, based on the 409A valuation of Lender’s common stock at July 31, 2023 and, (b) of each unvested Pledged Share shall be $5.06 per share, based on the exercise price of the early exercised options therefor, which equals 1,009,271 Pledged Shares with an aggregate Fair Market Value equal to $6,059,700 (the “Aggregate Pledged Share FMV”);
WHEREAS, Borrower desires to transfer and Lender desires to receive and cancel a number of Pledged Shares such that the Aggregate Pledged Share FMV satisfies in full the Loan and accrued interest thereon under the Promissory Note;
WHEREAS, after giving effect to the foregoing provisions, the Parties hereto desire to terminate and extinguish the Loan and terminate and cancel the Security Agreement and Note;
WHEREAS, Lender and Borrower entered into that Retention Bonus Agreement, dated August 18, 2022 (the “Retention Agreement”) and that Promissory Note, dated August 18, 2022 (the “Retention Note”), pursuant to which Lender has extended to Borrower a retention bonus in the form of a forgivable loan in the principal amount of $6,000,000 (the “Retention Loan”);

WHEREAS, pursuant to Section 4 of the Retention Note, in the event Lender takes or intends to take any action that would cause the Retention Note to be in violation of applicable law, rule or regulation, Lender is required to forgive any remaining outstanding amount of Retention Loan and any interest thereon immediately prior to the date of any such violation, provided that Borrower is still employed and in good standing;
WHEREAS, in connection with the transactions contemplated by that Agreement and Plan of Merger, dated as of May 10, 2021, by and among Lender, Aurora Acquisition Corp. and Aurora Merger Sub, I Inc. (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which Lender will become a publicly-traded company subject to Section 402 of the Sarbanes Oxley Act of 2022, and in exchange for Borrower’s continued employment with Lender following the consummation of the transactions contemplated by the Merger Agreement, Lender desires to forgive and cancel the Retention Note.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Termination Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.    Transfer and Satisfaction. Effective as of the date hereof and in accordance with Section 9 of each Note, Borrower shall transfer to Lender and Lender shall receive a number of Pledged Shares with an Aggregate Pledged Share FMV equal to the Borrower’s aggregate obligations under the Notes in full and final satisfaction thereof. Such Aggregate Pledged Share FMV shall apply (x) first, to the Non-Recourse Portion and, (y) second, to the Recourse Portion. The Pledged Shares required to be transferred shall apply (x) first, to reduce vested Pledged Shares and, (y) second, to reduce unvested Pledged Shares in the order of Pledged Shares next scheduled to vest. As of the date hereof, Borrower’s rights as a stockholder with respect to the transferred Pledged Shares shall cease and Borrower shall execute and deliver to Lender any necessary forms required by Lender to effectuate the transfer of the Pledged Shares contemplated by this Termination Agreement. Any unvested Pledged Shares not required to be transferred in accordance with this Termination Agreement shall continue to be subject to all terms and conditions (including vesting schedule) applicable to such unvested Pledged Shares prior to the transfer pursuant to this Section 1.
2.    Termination of Note and Security Agreement. After giving effect to the transfer of the Pledged Shares, the Note and Security Agreement shall be terminated and deemed null and void in all respects as of the date hereof such that no Party shall have any continuing right, duty, obligation or liability under either the Note or Security Agreement; provided that the Restricted Stock Purchase Agreement, dated as of January 22, 2021, by and between Borrower and Lender shall continue and remain outstanding.
3.    Termination of Retention Note. In accordance with Section 4 of the Retention Note, the Retention Loan shall be forgiven and the Retention Note and any repayment obligations under the Retention Agreement shall be terminated and deemed null and void in all respects such that no Party shall have any continuing right, duty, obligation or liability under either the Retention Note or Retention Agreement with respect to the Retention Loan.
4.    Representations of Borrower. As of the date hereof, Borrower is the sole record and beneficial owner of the Pledged Shares. Borrower has all requisite power and authority to enter into this Termination Agreement and consummate the transactions contemplated hereby.
5.    Tax Matters. Borrower has reviewed with Borrower’s tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Termination Agreement. Borrower shall be responsible for any federal, state, local, non-U.S. tax or other tax assessed by tax authorities with respect to the matters contemplated by this Termination Agreement. Notwithstanding the foregoing, Lender agrees to, (i) in the case of termination and satisfaction of the Loan, reimburse Borrower for the taxes incurred by Borrower as a direct result of Borrower’s transfer of the Pledged Shares to Lender and any taxes required to be withheld as a result of such reimbursement and (ii) in the case of the Retention Loan, notwithstanding Section 9 of the Retention Note, remit, on behalf of Borrower, the Withholding Taxes (as defined in the Retention Note) in connection with the forgiveness of the Retention Loan pursuant to Section 3 of this Termination Agreement and any taxes required to be withheld as a result of Lender remitting such Withholding Taxes.
6.    Miscellaneous.
(a)    This Termination Agreement and all claims and causes of action arising out of or relating to this Termination Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to its conflict of laws principles.
(b)    This Termination Agreement may be signed in any number of counterparts (including by electronic means) with the same effect as if the signatures thereto and hereto were upon the same instrument. This Termination Agreement shall become effective when each Party shall have delivered a counterpart hereof signed by such Party. No provision of this Termination Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.
(c)    This Termination Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors.
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IN WITNESS WHEREOF, the Parties have or have caused their duly authorized representatives to execute and deliver this Termination Agreement as of the date first written above.

BETTER HOLDCO, INC.

By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Chief Executive Officer
[Signature Page to GK Termination Agreement]

KEVIN RYAN

/s/ Kevin Ryan
[Signature Page to GK Termination Agreement]